UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 24, 2009

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "Company" refer to BioSpecifics Technologies Corp.

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, Advance Biofactures Corp. ("ABC", and together, with the Company, the "Tenant"), a wholly owned subsidiary of the Company, and Wilbur St. Corp. (the "Landlord"), entered into a Commercial Lease Agreement on January 30, 1998 (the "Commercial Lease Agreement"), pursuant to which the Landlord leased to ABC the premises located at 35 Wilbur Street, Lynbrook, NY 11563 (the "Premises") for a term of 7 years or until January 31, 2005 and for an annual rental price of $125,000.

As previously reported, the Tenant, without the approval of the board of directors of the Company, and the Landlord entered into an Extension and Modification Agreement on July 1, 2005 (the "Modification Agreement" and together with the Commercial Lease Agreement, the "Lease Agreement"), pursuant to which the term of the Commercial Lease Agreement was extended for an additional 5 years or until June 30, 2010 and the annual rental price for the Premises increased to $150,000.

In connection with the settlement of the previously reported dispute between the Tenant and the Landlord regarding payments of amounts due under the Modification Agreement, the parties entered into a Lease Modification Agreement dated June 22, 2009 and effective as of June 24, 2009 (the "LMA"). Pursuant to the LMA, the Tenant ratified the Lease Agreement, including the Modification Agreement, subject to the terms thereof, and agreed to a $15,000 reduction in the annual rental price of the Premises to $135,000.

The foregoing description of the LMA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Lease Modification Agreement dated June 22, 2009 and effective June 24, 2009

SIGNATURES

                                    Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2009	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Thomas L. Wegman
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Modification Agreement dated June 22, 2009 and effective June 24, 2009